Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$406,180
Unrealized Gain (Loss) on Market Value of Futures	1,063,430
Dividend Income	148
Interest Income	970
ETF Transaction Fees	700
Total Income (Loss)	$1,471,428

Expenses
General Partner Management Fees	$30,476
Professional Fees	13,560
Brokerage Commissions	2,038
Non-interested Directors' Fees and Expenses	628
Prepaid Insurance Expense	314
Total Expenses	47,016
Expense Waiver	(8,163)
Net Expenses	$38,853
Net Income (Loss)	$1,432,575

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$46,111,113
Additions (150,000 Shares)	6,881,846
Net Income (Loss)	1,432,575

Net Asset Value End of Month	$54,425,534
Net Asset Value Per Share (1,200,000 Shares)	$45.35

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612